Exhibit 21

Airgas, Inc. and Subsidiaries

Corporation Name         Domicile

Airgas, Inc.                    DE
Airgas Canada, Inc.         Canada
Airgas Carbonic, Inc.         DE
Airgas Data, LLC         DE
Airgas - East, Inc.             DE
Airgas Intermountain, Inc.      CO
Airgas Investments, Inc.                DE
Airgas Medical Services, Inc.            DE
Airgas Merchant Gases, LLC            DE
Airgas Merchant Holdings, Inc.            DE
Airgas - Nor Pac, Inc.         DE
Airgas Northern California & Nevada, Inc.     DE
Airgas On Site Safety Services, Inc.        DE
Airgas - Refrigerants, Inc.            DE
Airgas Retail Services, LLC            DE
Airgas S.A. de C.V. Mexico
Airgas Safety, Inc.         DE
Airgas Sakhalin Holdings, Inc.            DE
Airgas Sakhalin, LLC                Russia
Airgas - Southwest, Inc.         DE
Airgas Specialty Gases, Inc.         TX
Airgas Specialty Products, Inc.            DE
Airgas USA, LLC                DE
Airgas West, S.A.de C.V. Mexico
A & N Europe B.V.                Netherlands
A & N Management Limited            UK
Missouri River Holdings, Inc.            KS
National Welders Supply Company, Inc. d.b.a.
Airgas National Welders            NC
Nitrous Oxide Corp.         DE
Radnor Funding Corp.                DE
Red-D-Arc, Inc.         NV
Red-D-Arc (Netherlands) B.V.            Netherlands
Red-D-Arc (FR) SAS                France
Red-D-Arc (U.K.) Limited            UK
Red-D-Arc Limited         Canada
Red-D-Arc S.A.de C.V. Mexico
Tools Plus, Inc.                    CA
WorldWide Welding, LLC         DE